UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2023
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West 26th Street, Suite 6G, New York, NY	10001
(Address of principal executive offices)	(Zip Code)
(917) 338-3915
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Luke Schoenfelder and Appointment of Interim Chief Executive Officer
On January 5, 2023, Luke Schoenfelder, Chief Executive Officer (“CEO”) and Chairman of the board of directors (the “Board”) of Latch, Inc. (the “Company”), resigned as the Company’s Chief Executive Officer and Chairman of the Board, effective as of January 11, 2023 (the “Effective Date”).
Under the employment agreement dated January 24, 2021, between the Company and Mr. Schoenfelder (the “CEO Employment Agreement”), Mr. Schoenfelder is deemed to have resigned as a director as of the Effective Date. Mr. Schoenfelder’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board intends to fill the resulting vacancy in due course pursuant to the Company’s Amended and Restated Bylaws. Following Mr. Schoenfelder’s departure, the Board consists of six directors, all of whom are independent.
Separation Agreement with Luke Schoenfelder
In connection with his resignation, Mr. Schoenfelder and the Company entered into a Separation Agreement and Release (the “CEO Separation Agreement”), pursuant to the Board’s exercise of discretion.
The CEO Separation Agreement provides that, subject to Mr. Schoenfelder’s continued compliance with the restrictive covenants in any written agreements between Mr. Schoenfelder and the Company, Mr. Schoenfelder will be entitled to receive severance compensation of $708,000.
The CEO Separation Agreement also contains a general release of claims against the Company, provisions regarding the protection of the Company’s proprietary and confidential information that apply indefinitely and provisions requiring the return of Company property.
The foregoing description of the CEO Separation Agreement is qualified in its entirety by the CEO Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.
Appointment of Interim Chief Executive Officer
Effective as of the Effective Date, the Board appointed Jason Keyes as interim CEO until a permanent CEO is identified. The Board intends to conduct a search process to identify a permanent CEO, which search will include both internal and external candidates.
Mr. Keyes, age 42, serves as a Partner and Managing Director of AlixPartners, a global consulting firm, a role he has held since 2021. He previously served as a Director of AlixPartners from 2018 to 2021. Prior to that, Mr. Keyes was with Zolfo Cooper, a financial advisory and interim management firm, from 2008 until its acquisition by AlixPartners in 2018. He has more than 15 years of turnaround, corporate finance, and restructuring experience spanning such industries as technology, transportation, retail, energy, aerospace, and infrastructure. Mr. Keyes has a Bachelor of Business Administration degree and a Master of Accounting degree from the College of William & Mary and a Master of Business Administration degree from the University of Virginia’s Darden School of Business. He is a Chartered Financial Analyst (Charterholder) and a certified public accountant.
Other than as disclosed herein, there are no arrangements or understandings between Mr. Keyes and any other person pursuant to which Mr. Keyes was selected as an officer of the Company, and Mr. Keyes has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Keyes does not have any family relationship with any director or executive officer of the Company.

Departure of Barry Schaeffer and Appointment of Interim Chief Financial Officer
On January 5, 2023, Barry Schaeffer, Interim Chief Financial Officer (“CFO”) and Treasurer of the Company, resigned as the Company’s Interim CFO and Treasurer, effective as of the Effective Date.
Appointment of Interim Chief Financial Officer
Effective as of the Effective Date, the Board appointed Marc Landy as interim CFO until a permanent CFO is identified. In such role, Mr. Landy will serve as the Company’s interim principal financial officer and principal accounting officer. The Board intends to conduct a search process to identify a permanent CFO, which search will include both internal and external candidates.
Mr. Landy, age 62, served as a Director of AlixPartners from 2008 to 2022, and was promoted to his current role as a Partner in 2023. Mr. Landy has more than 35 years of professional experience in various accounting-related disciplines. He has advised management teams, investors, boards of directors, board committees, and other stakeholders in matters involving accounting, financial reporting, and financial operations in high-impact situations. Mr. Landy has a Bachelor of Science degree in accounting from the University of Florida. He is a certified public accountant and a Chartered Global Management Accountant.
Other than as disclosed herein, there are no arrangements or understandings between Mr. Landy and any other person pursuant to which Mr. Landy was selected as an officer of the Company, and Mr. Landy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Landy does not have any family relationship with any director or executive officer of the Company.
Departure of Junji Nakamura
On January 5, 2023, Junji Nakamura, Chief Accounting Officer (“CAO”) of the Company, resigned as the Company’s CAO, effective as of the Effective Date.
Interim Management Services
The Company has entered into an agreement for the provision of interim management services with AP Services, LLC (“AP Services”), an affiliate of AlixPartners, pursuant to which, among other things, Mr. Keyes will serve as the interim CEO and Mr. Landy will serve as the interim CFO. Under this agreement, the Company will pay AP Services a retainer of $350,000 for each officer. In addition, the Company will pay AP Services $112,840 for the services of Mr. Keyes for the period from the Effective Date through January 31, 2023 and at an hourly rate of $1,140 thereafter. The Company will pay AP Services for the services of Mr. Landy at an hourly rate of $1,115 beginning on the Effective Date. These amounts will be offset against the retainers. In addition, the Company will directly pay or reimburse AP Services for reasonable expenses incurred by Mr. Keyes and Mr. Landy in connection with their service to the Company.
Item 7.01.    Regulation FD Disclosure.
On January 11, 2023, the Company issued a press release related to the information described in Item 5.02 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report.
The information set forth in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and Release, dated January 11, 2023, by and between Latch, Inc. and Luke Schoenfelder.
99.1	Press Release dated January 11, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	January 11, 2023	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President and General Counsel